EXHIBIT 99.1

Oil States Announces Third Quarter 2021 Results of Operations

HOUSTON, Nov. 01, 2021 (GLOBE NEWSWIRE) -- Oil States International, Inc. (NYSE: OIS) reported a net loss of $13.0 million, or $0.22 per share, for the third quarter of 2021. Reported third quarter results reflect the impact of Hurricane Ida, which negatively affected operations in southeast Louisiana and the Gulf of Mexico. The results also include a non-cash inventory impairment charge of $2.1 million ($1.7 million after-tax, or $0.03 per share) and severance and restructuring charges of $0.7 million ($0.6 million after-tax, or $0.01 per share).

During the third quarter of 2021, the Company generated revenues of $140.5 million and Adjusted Consolidated EBITDA (Note A) of $8.5 million. These results compare to revenues of $145.7 million and Adjusted Consolidated EBITDA of $10.1 million reported in the second quarter of 2021.

Third quarter 2021 highlights and corporate actions included:

  Hurricane Ida resulted in a transitory reduction in Oil States' and its customers operations in southeast Louisiana and the Gulf of Mexico, resulting in an estimated reduction in third-quarter consolidated revenues and EBITDA of $5.9 million and $3.0 million, respectively
  Offshore/Manufactured Products backlog increased $35 million to $249 million, with quarterly bookings up 64% sequentially resulting in a book-to-bill ratio of 1.5x
  Generated cash flow from operations of $6.6 million
  Received the ESG Accelerator Award from the Energy Workforce & Technology Council

Oil States' President and Chief Executive Officer, Cindy B. Taylor, stated,

"We hope for a rapid recovery for the residents of Louisiana, particularly our employees, who were in the path of Hurricane Ida following its landfall on August 30th. We are thankful that our personnel remained safe through this devastating storm. While our facilities did not sustain major damage, results of operations within our Offshore/Manufactured Products and Well Site Services segments were negatively impacted due to the cessation of work in the Gulf of Mexico, temporary facility closures, local workforce challenges and resulting delays in the production and shipment of goods to our customers. On a consolidated basis, we estimate that Hurricane Ida resulted in reductions to third-quarter revenues and EBITDA of $5.9 million and $3.0 million, respectively, offsetting the benefit of increased U.S. land-based completion activity.

"Revenues in our Offshore/Manufactured Products segment decreased 10% from the second quarter of 2021 due primarily to transitory delays in customer projects following landfall of Hurricane Ida, creating the need to outsource certain project work to third-party contractors in the interim. Adjusted Segment EBITDA for Offshore/Manufactured Products decreased $1.7 million sequentially to $8.6 million, reflective of the September revenue decline caused by the storm. Backlog grew to $249 million as of September 30, 2021 with quarterly bookings increasing 64% sequentially to $106 million, yielding book-to-bill ratios of 1.5x for the third quarter and 1.2x year-to-date.

"Our Well Site Services segment revenues increased 9% from the prior quarter – driven by higher U.S. land-based activity, partially offset by a decline in Gulf of Mexico work in September as Hurricane Ida shut down Gulf of Mexico activity for most of September, coupled with reduced customer activity internationally. Adjusted Segment EBITDA for Well Site Services increased modestly to $5.9 million in the third quarter, with the impact of revenue growth substantially offset by a shift in revenue mix.

"Third quarter revenues in our Downhole Technologies segment decreased 5% sequentially, driven by lower demand for its perforating products internationally. Our Downhole Technologies segment reported Adjusted Segment EBITDA of $1.4 million in the third quarter.

"We are committed to advancing the future of energy from traditional sources, while enabling pathways to a lower-carbon, multisource energy mix to meet global demand. Oil States continues to strive for improvement in the health and safety of our employees, to further our sustainability initiatives, to avoid any negative impacts to the environment, and to support the communities in which we work and live. In this regard, we were recently recognized by the Energy Workforce & Technology Council with the ESG Accelerator Award for our significant advances in ESG reporting and industry leadership."

BUSINESS SEGMENT RESULTS

(See Segment Data tables)

Offshore/Manufactured Products

Offshore/Manufactured Products reported revenues of $69.0 million and Adjusted Segment EBITDA (Note B) of $8.6 million in the third quarter of 2021, compared to revenues of $76.9 million and Adjusted Segment EBITDA of $10.3 million reported in the second quarter of 2021. Revenues decreased 10% sequentially, driven primarily by lower connector product sales and the effects of Hurricane Ida, which caused the temporary closure of a manufacturing and service facility in southeast Louisiana in September. Adjusted Segment EBITDA margin in the third quarter of 2021 was 12% compared to 13% in the second quarter of 2021. Reported results for the third quarter of 2021 included the adverse impact of Hurricane Ida, which reduced revenues and Adjusted Segment EBITDA by an estimated $4.8 million and $2.1 million, respectively.

Backlog totaled $249 million as of September 30, 2021, a 16% sequential increase. During the third quarter, the segment booked two notable project awards exceeding $10 million. Third quarter 2021 bookings totaled $106 million, yielding a quarterly book-to-bill ratio of 1.5x and a year-to-date ratio of 1.2x.

Downhole Technologies

Downhole Technologies reported revenues of $25.5 million and Adjusted Segment EBITDA of $1.4 million in the third quarter of 2021, compared to revenues of $26.8 million and Adjusted Segment EBITDA of $2.4 million reported in the second quarter of 2021. Adjusted Segment EBITDA margin in the third quarter of 2021 was 6% compared to 9% in the second quarter of 2021.

Well Site Services

Well Site Services reported revenues of $46.0 million and Adjusted Segment EBITDA of $5.9 million in the third quarter of 2021, compared to revenues of $42.1 million and Adjusted Segment EBITDA of $5.7 million reported in the second quarter of 2021. Adjusted Segment EBITDA margin the third quarter of 2021 was 13% compared to 14% in the second quarter of 2021. Reported results for the third quarter of 2021 included the adverse impact of Hurricane Ida, which reduced revenues and Adjusted Segment EBITDA by an estimated $1.1 million and $0.9 million, respectively.

Corporate

Corporate expenses in the third quarter of 2021 totaled $7.6 million.

Interest Expense, Net

The Company reported net interest expense of $2.6 million in the third quarter of 2021, which included $0.5 million of non-cash amortization of deferred debt issuance costs.

Income Taxes

The Company recognized an effective tax rate benefit of 21% in the third quarter of 2021, which compared to an effective tax rate benefit of 17% in the second quarter of 2021.

Financial Condition

As of September 30, 2021 and June 30, 2021, no borrowings were outstanding under the Company's asset-based revolving credit facility (the "ABL Facility"). Cash on-hand totaled $67.6 million as of September 30, 2021, compared to $62.7 million as of June 30, 2021. Liquidity (cash plus borrowing availability) totaled $129.0 million as of September 30, 2021 with amounts available to be drawn under the ABL Facility totaling $61.4 million.

The Company's total debt represented 20% of combined total debt and stockholders' equity as of September 30, 2021 and December 31, 2020.

Conference Call Information

The call is scheduled for November 1, 2021 at 9:00 a.m. central daylight time, is being webcast and can be accessed from the Company's website at www.ir.oilstatesintl.com. Participants may also join the conference call by dialing 1 (888) 771-4371 in the United States or by dialing +1 (847) 585-4405 internationally and using the passcode 50243892. A replay of the conference call will be available one and a half hours after the completion of the call and can be accessed from the Company's website at www.ir.oilstatesintl.com.

About Oil States

Oil States International, Inc. is a global provider of manufactured products and services to customers in the energy, industrial and military sectors. The Company's manufactured products include highly engineered capital equipment and consumable products. Oil States is headquartered in Houston, Texas with manufacturing and service facilities strategically located across the globe. Oil States is publicly traded on the New York Stock Exchange under the symbol "OIS".

For more information on the Company, please visit Oil States International's website at www.oilstatesintl.com.

Forward Looking Statements

The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. The forward-looking statements included herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among others, the level of supply of and demand for oil and natural gas, fluctuations in the prices thereof, the cyclical nature of the oil and natural gas industry, the impact of the COVID-19 pandemic on the Company and its customers, the other risks associated with the general nature of the energy service industry and other factors discussed in the "Business" and "Risk Factors" sections of the Company's Annual Report on Form 10-K for the year ended December 31, 2020 and the subsequently filed Periodic Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Per Share Amounts)

	Three Months Ended			Nine Months Ended
	September 30, 2021	June 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Revenues:
Products	$70,409	$78,038	$72,598	$209,892	$258,221
Services	70,119	67,686	62,161	201,949	242,477
	140,528	145,724	134,759	411,841	500,698

Costs and expenses:
Product costs	60,310	63,926	66,789	173,699	224,623
Service costs	56,897	53,706	53,822	163,450	221,673
Cost of revenues (exclusive of depreciation and amortization expense presented below)(1)	117,207	117,632	120,611	337,149	446,296
Selling, general and administrative expense	20,078	22,092	21,389	63,395	71,505
Depreciation and amortization expense	19,657	20,909	24,251	62,086	75,306
Impairments of goodwill	—	—	—	—	406,056
Impairments of fixed and lease assets	—	2,794	—	3,444	8,190
Other operating income, net	(275)	(85)	(652)	(714)	(679)
	156,667	163,342	165,599	465,360	1,006,674
Operating loss	(16,139)	(17,618)	(30,840)	(53,519)	(505,976)

Interest expense, net	(2,569)	(2,699)	(3,549)	(7,593)	(11,232)
Other income, net(2)	2,137	1,820	6,744	7,917	13,512
Loss before income taxes	(16,571)	(18,497)	(27,645)	(53,195)	(503,696)
Income tax benefit	3,529	3,226	7,676	9,072	54,060
Net loss	$(13,042)	$(15,271)	$(19,969)	$(44,123)	$(449,636)

Net loss per share:
Basic	$(0.22)	$(0.25)	$(0.33)	$(0.73)	$(7.52)
Diluted	$(0.22)	$(0.25)	$(0.33)	$(0.73)	$(7.52)

Weighted average number of common shares outstanding:
Basic	60,377	60,317	59,871	60,264	59,788
Diluted	60,377	60,317	59,871	60,264	59,788

________________

(1) In the three and nine months ended September 30, 2021, cost of revenues (exclusive of depreciation and amortization expense) included non-cash inventory impairment charges of $2.1 million each (in product costs). For the three and nine months ended September 30, 2020, cost of revenues (exclusive of depreciation and amortization expense) included non-cash inventory impairment charges of $5.9 million (in product costs) and $31.2 million ($17.9 million in product costs and $13.3 million in service costs), respectively.

(2) Other income, net included non-cash gains of $4.0 million, in the nine months ended September 30, 2021 recognized in connection with purchases of $131.4 million principal amount of the 2023 Notes. In the three and nine months ended September 30, 2020, the Company recognized non-cash gains of $5.9 million and $10.7 million, respectively, in connection with the purchases of $17.2 million and $34.9 million, respectively, principal amount of the 2023 Notes.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(In Thousands)

	September 30, 2021	December 31, 2020
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$67,561	$72,011
Accounts receivable, net	161,440	163,135
Inventories, net	178,078	170,376
Prepaid expenses and other current assets	15,919	18,071
Total current assets	422,998	423,593

Property, plant, and equipment, net	340,384	383,562
Operating lease assets, net	27,435	33,140
Goodwill, net	76,372	76,489
Other intangible assets, net	190,845	205,749
Other noncurrent assets	33,865	29,727
Total assets	$1,091,899	$1,152,260

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$18,234	$17,778
Accounts payable	49,128	46,433
Accrued liabilities	53,431	44,504
Current operating lease liabilities	7,004	7,620
Income taxes payable	1,945	2,413
Deferred revenue	42,512	43,384
Total current liabilities	172,254	162,132

Long-term debt	160,434	165,759
Long-term operating lease liabilities	26,598	29,166
Deferred income taxes	1,553	14,263
Other noncurrent liabilities	26,553	23,309
Total liabilities	387,392	394,629

Stockholders' equity:
Common stock	739	733
Additional paid-in capital	1,103,507	1,122,945
Retained earnings	301,437	329,327
Accumulated other comprehensive loss	(75,592)	(71,385)
Treasury stock	(625,584)	(623,989)
Total stockholders' equity	704,507	757,631
Total liabilities and stockholders' equity	$1,091,899	$1,152,260

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(44,123)	$(449,636)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	62,086	75,306
Impairments of goodwill	—	406,056
Impairments of inventories	2,113	31,151
Impairments of fixed and lease assets	3,444	8,190
Stock-based compensation expense	6,251	5,346
Amortization of debt discount and deferred financing costs	1,839	5,937
Deferred income tax benefit	(10,340)	(16,915)
Gains on extinguishment of 1.50% convertible senior notes	(4,022)	(10,721)
Gains on disposals of assets	(3,558)	(2,088)
Other, net	325	3,732
Changes in operating assets and liabilities:
Accounts receivable	1,112	67,371
Inventories	(10,767)	9,174
Accounts payable and accrued liabilities	13,708	(39,594)
Deferred revenue	(872)	31,114
Other operating assets and liabilities, net	3,376	6,719
Net cash flows provided by operating activities	20,572	131,142

Cash flows from investing activities:
Capital expenditures	(10,977)	(11,277)
Proceeds from disposition of property and equipment	6,160	8,984
Other, net	(511)	(444)
Net cash flows used in investing activities	(5,328)	(2,737)

Cash flows from financing activities:
Revolving credit facility borrowings	12,782	72,173
Revolving credit facility repayments	(31,782)	(105,104)
Issuance of 4.75% convertible senior notes	135,000	—
Purchases of 1.50% convertible senior notes	(125,952)	(20,078)
Other debt and finance lease repayments, net	(55)	(337)
Payment of financing costs	(7,785)	(962)
Shares added to treasury stock as a result of net share settlements due to vesting of stock awards	(1,595)	(2,675)
Net cash flows used in financing activities	(19,387)	(56,983)

Effect of exchange rate changes on cash and cash equivalents	(307)	(214)
Net change in cash and cash equivalents	(4,450)	71,208
Cash and cash equivalents, beginning of period	72,011	8,493
Cash and cash equivalents, end of period	$67,561	$79,701

Cash paid (received) for:
Interest	$2,785	$5,716
Income taxes, net	1,272	(37,393)

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

SEGMENT DATA
(In Thousands)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2021(2)	June 30, 2021(3)	September 30, 2020(4)	September 30, 2021(5)	September 30, 2020(6)
Revenues:
Offshore/Manufactured Products(1):
Project-driven products	$25,294	$31,826	$41,004	$78,494	$129,157
Short-cycle products	18,682	16,030	7,864	46,962	41,334
Other products and services	25,027	29,052	29,806	81,064	94,291
Total Offshore/Manufactured Products	69,003	76,908	78,674	206,520	264,782
Downhole Technologies	25,527	26,760	18,713	77,717	74,743
Well Site Services	45,998	42,056	37,372	127,604	161,173
Total revenues	$140,528	$145,724	$134,759	$411,841	$500,698

Operating income (loss):
Offshore/Manufactured Products	$1,764	$4,810	$3,875	$7,645	$(82,202)
Downhole Technologies	(5,035)	(2,295)	(12,594)	(8,945)	(216,395)
Well Site Services	(5,250)	(11,590)	(13,872)	(26,693)	(181,746)
Corporate	(7,618)	(8,543)	(8,249)	(25,526)	(25,633)
Total operating loss	$(16,139)	$(17,618)	$(30,840)	$(53,519)	$(505,976)

________________

(1) Disaggregated revenue data is provided to supplement the Segment Data.

(2) Operating income (loss) for the three months ended September 30, 2021 included $0.3 million of severance and restructuring charges related to the Offshore/Manufactured Products segment. In the Downhole Technologies segment, operating income (loss) included a non-cash inventory impairment charge of $2.1 million and severance and restructuring charges of $0.1 million. In the Well Site Services segment, operating income (loss) included severance and restructuring charges of $0.4 million.

(3) Operating income (loss) for the three months ended June 30, 2021 included $0.2 million of restructuring charges related to the Downhole Technologies segment. In the Well Site Services segment, operating income (loss) included non-cash operating lease asset impairment charges of $2.8 million and severance and restructuring charges of $2.4 million.

(4) Operating income (loss) for the three months ended September 30, 2020 included $0.3 million of severance charges in the Offshore/Manufactured Products segment. In the Downhole Technologies segment, operating income (loss) included a non-cash inventory impairment charge of $5.9 million.

(5) Operating income (loss) for the nine months ended September 30, 2021 included $0.5 million of severance and restructuring charges related to the Offshore/Manufactured Products segment. In the Downhole Technologies segment, operating income (loss) included a non-cash inventory impairment charges of $2.1 million and severance and restructuring charges of $0.6 million. In the Well Site Services segment, operating income (loss) included non-cash fixed asset and operating lease impairment charges of $3.4 million and severance and restructuring charges of $4.0 million. In Corporate, operating income (loss) included $1.6 million of severance charges.

(6) Operating income (loss) for the nine months ended September 30, 2020 included a non-cash goodwill impairment charge of $86.5 million, non-cash inventory impairment charges of $16.2 million and $0.7 million of severance charges related to the Offshore/Manufactured Products segment. In the Downhole Technologies segment, operating income (loss) included a non-cash goodwill impairment charge of $192.5 million, a non-cash inventory impairment charge of $5.9 million and severance and restructuring charges of $1.3 million. In the Well Site Services segment, operating income (loss) included a non-cash goodwill impairment charge of $127.1 million, a non-cash inventory impairment charge of $9.0 million, non-cash fixed asset impairment charges of $8.2 million and severance and restructuring charges of $4.1 million. In Corporate, operating income (loss) included $0.2 million of severance charges.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
SEGMENT EBITDA AND ADJUSTED SEGMENT EBITDA (B)
(In Thousands)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2021(1)	June 30, 2021	September 30, 2020	September 30, 2021(1)	September 30, 2020
Offshore/Manufactured Products:
Operating income (loss)	$1,764	$4,810	$3,875	$7,645	$(82,202)
Depreciation and amortization expense	5,662	5,557	5,401	16,688	16,505
Impairment of goodwill	—	—	—	—	86,500
Impairment of inventories	—	—	—	—	16,249
Other income (expense)	881	(70)	171	749	460
Segment EBITDA	8,307	10,297	9,447	25,082	37,512
Severance and restructuring charges	256	—	288	538	722
Adjusted Segment EBITDA	$8,563	$10,297	$9,735	$25,620	$38,234

Downhole Technologies:
Operating loss	$(5,035)	$(2,295)	$(12,594)	$(8,945)	$(216,395)
Depreciation and amortization expense	4,226	4,521	5,701	13,136	16,904
Impairment of goodwill	—	—	—	—	192,502
Impairment of inventories	2,113	—	5,921	2,113	5,921
Other expense	(4)	—	(7)	(6)	(97)
Segment EBITDA	1,300	2,226	(979)	6,298	(1,165)
Severance and restructuring charges	129	203	—	607	1,315
Adjusted Segment EBITDA	$1,429	$2,429	$(979)	$6,905	$150

Well Site Services:
Operating loss	$(5,250)	$(11,590)	$(13,872)	$(26,693)	$(181,746)
Depreciation and amortization expense	9,531	10,642	12,930	31,641	41,334
Impairment of goodwill	—	—	—	—	127,054
Impairment of inventories	—	—	—	—	8,981
Impairments of fixed and lease assets	—	2,794	—	3,444	8,190
Other income	1,260	1,505	638	3,152	2,428
Segment EBITDA	5,541	3,351	(304)	11,544	6,241
Severance and restructuring charges	352	2,351	—	4,009	4,092
Adjusted Segment EBITDA	$5,893	$5,702	$(304)	$15,553	$10,333

Corporate:
Operating loss	$(7,618)	$(8,543)	$(8,249)	$(25,526)	$(25,633)
Depreciation and amortization expense	238	189	219	621	563
Other expense	—	—	—	—	—
EBITDA	(7,380)	(8,354)	(8,030)	(24,905)	(25,070)
Severance charges	—	—	—	1,555	216
Adjusted EBITDA	$(7,380)	$(8,354)	$(8,030)	$(23,350)	$(24,854)

________________
(1) Reported results for the three and nine months ended September 30, 2021 are not adjusted for the estimated impacts of Hurricane Ida. The Company estimates the storm reduced reported Segment EBITDA for the Offshore/Manufactured Products and Well Site Services segments by $2.1 and $0.9 million, respectively.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
CONSOLIDATED EBITDA AND ADJUSTED CONSOLIDATED EBITDA (A)
(In Thousands)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2021	June 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020

Net loss	$(13,042)	$(15,271)	$(19,969)	$(44,123)	$(449,636)
Income tax benefit	(3,529)	(3,226)	(7,676)	(9,072)	(54,060)
Depreciation and amortization expense	19,657	20,909	24,251	62,086	75,306
Impairments of goodwill	—	—	—	—	406,056
Impairments of inventories	2,113	—	5,921	2,113	31,151
Impairments of fixed and lease assets	—	2,794	—	3,444	8,190
Interest expense, net	2,569	2,699	3,549	7,593	11,232
Gains on extinguishment of 1.50% convertible senior notes	—	(385)	(5,942)	(4,022)	(10,721)
Consolidated EBITDA	7,768	7,520	134	18,019	17,518
Severance and restructuring charges	737	2,554	288	6,709	6,345
Adjusted Consolidated EBITDA	$8,505	$10,074	$422	$24,728	$23,863

________________

(A) The terms Consolidated EBITDA and Adjusted Consolidated EBITDA consist of net loss plus net interest expense, taxes, depreciation and amortization expense, non-cash asset impairment charges, gains on extinguishment of the 2023 Notes and adjustments for certain other items. Consolidated EBITDA and Adjusted Consolidated EBITDA are not measures of financial performance under generally accepted accounting principles and should not be considered in isolation from or as a substitute for net loss or cash flow measures prepared in accordance with generally accepted accounting principles or as measures of profitability or liquidity. Additionally, Consolidated EBITDA and Adjusted Consolidated EBITDA may not be comparable to other similarly titled measures of other companies. The Company has included Consolidated EBITDA and Adjusted Consolidated EBITDA as supplemental disclosures because its management believes that Consolidated EBITDA and Adjusted Consolidated EBITDA provide useful information regarding its ability to service debt and to fund capital expenditures and provides investors a helpful measure for comparing its operating performance with the performance of other companies that have different financing and capital structures or tax rates. The Company uses Consolidated EBITDA and Adjusted Consolidated EBITDA to compare and to monitor the performance of the Company and its business segments to other comparable public companies and as a benchmark for the award of incentive compensation under its annual incentive compensation plan. The table above sets forth reconciliations of Consolidated EBITDA and Adjusted Consolidated EBITDA to net loss, which is the most directly comparable measure of financial performance calculated under generally accepted accounting principles.

(B) The terms EBITDA, Adjusted EBITDA, Segment EBITDA and Adjusted Segment EBITDA consist of operating income (loss) plus depreciation and amortization expense, non-cash asset impairment charges, gains on extinguishment of the 2023 Notes and adjustments for certain other items. EBITDA, Adjusted EBITDA, Segment EBITDA and Adjusted Segment EBITDA are not measures of financial performance under generally accepted accounting principles and should not be considered in isolation from or as a substitute for operating income (loss) or cash flow measures prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity. Additionally, EBITDA, Adjusted EBITDA, Segment EBITDA and Adjusted Segment EBITDA may not be comparable to other similarly titled measures of other companies. The Company has included EBITDA, Adjusted EBITDA, Segment EBITDA and Adjusted Segment EBITDA as a supplemental disclosure because its management believes that EBITDA, Adjusted EBITDA, Segment EBITDA and Adjusted Segment EBITDA provide useful information regarding its ability to service debt and to fund capital expenditures and provides investors a helpful measure for comparing its operating performance with the performance of other companies that have different financing and capital structures or tax rates. The Company uses EBITDA, Adjusted EBITDA, Segment EBITDA and Adjusted Segment EBITDA to compare and to monitor the performance of its business segments to other comparable public companies and as a benchmark for the award of incentive compensation under its annual incentive compensation plan. The tables above set forth reconciliations of EBITDA, Adjusted EBITDA, Segment EBITDA and Adjusted Segment EBITDA to operating income (loss), which is the most directly comparable measure of financial performance calculated under generally accepted accounting principles.

Company Contact:

Lloyd A. Hajdik
Oil States International, Inc.
Executive Vice President, Chief Financial Officer and Treasurer
713-652-0582
SOURCE: Oil States International, Inc.